Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272154 and 333-274124) and Form S-8 (Nos. 333-266545, 333-229914, 333-209772, 333-182899, 333-170801, 333-168428, 333-153369, 333-146330, 333-128445, 333-106411, 333-32516, 333-155668, 333-232219, 333-212246, 333-189882, 333-229727 and 333-203275) of Howmet Aerospace Inc. of our report dated February 12, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 12, 2026